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                                                                   EXHIBIT 10.20
FROM:             CNBC SPORTS INTERNATIONAL LIMITED
                  56 Ennismore Gardens
                  Knightsbridge
                  London SW7 1AJ
                  ("CNBC SPORTS")

TO:     (1)       FOCUSED MEDIA LIMITED
                  Carndonagh (c/o Michael White, Solicitors)
                  County Donegal
                  Ireland
                  ("FOCUSED MEDIA")

        (2)       BEVERLEY HILLS LTD., INC
                  2100 Roswell Road
                  Suite 280c-628
                  Marietta
                  GA 30062
                  USA
                  ("BHL")


Dated:   31 August 1999

Dear Sirs

We refer to the agreement between CNBC Sports, Focused Media and BHL for inter alia the purchase of airtime on the Non-US Channels by Focused Media, the funding by BHL of the production by CNBC Sports of a weekly golf show and the purchase of certain airtime on the US Channel by BHL ("THE AGREEMENT").

In consideration of the mutual agreements contained herein, the parties hereby agree to amend the Agreement as follows with immediate effect:

1.       (a)     In Clause 2.1 of the Agreement, the reference to "1st June
                  1999" in the second and third lines shall be and is hereby deleted and replaced with a reference to "1st October 1999".

         (b)      The parties agree that the "Non-US Inventory" shall consist:

                  (i) during the period between 1 October 1999 and 31 December 1999, of such advertising spots during the CNBC Feeds as may be agreed in writing between the parties by not later than 10 September or, in the absence of such agreement, the advertising spots during the CNBC Feeds which are detailed in Schedule 3 to this letter; and

                  (ii) during the period between 1 January 2000 and 30 June 2000, of such advertising spots during the CNBC Feeds as may be agreed in writing between the parties by not later than 15 December 1999 or, in the absence of such agreement, a number of advertising spots of 30 seconds each during the CNBC Feeds which in each of the calendar months of April, May and June 2000 is equal to not less than three hundred and fifteen
                           (315) and which shall be


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                           allocated by CNBC Sports evenly across each such
                           month. This represents not less than six-sixteenths of the total non-US airtime allotted for the campaign during the period 1 October 1999 through 30 June 2000. In the absence of such agreement, no advertising spots shall be provided in the calendar months of January, February and March 2000.

                  Schedule 1 to the Agreement is hereby deleted.

         (c) The parties further agree that until the full launch of Focused Media's Web site the Non-US Inventory shall be utilised in the form of a brand awareness campaign exhibiting pre-launch promotions and thereafter (subject to the receipt by CNBC Sports of reasonable prior written notice of such launch) shall be utilised for the purpose of promoting specific services of such Web site.

2. The first sentence of Clause 2.3 shall be and is hereby deleted in its entirety and replaced with the following:

                  "In consideration of the sale of the Non-US Inventory, Focused Media shall, and BHL shall procure that Focused Media shall, pay to CNBC Sports the sum of one and a half million United States Dollars (US$1,500,000). Notwithstanding the dates on which the advertising spots comprising the Non-US Inventory shall or are to be utilised, such sum shall be paid to CNBC Sports in the following instalments which shall be received by CNBC Sports in cleared funds by not later than 15.00 hours (London time) on the following dates:


                  Amount of Instalment                            Date
                  --------------------                            ----

                       US$100,000                             30 August 1999
                       US$200,000                             3 September 1999
                       US$400,000                             1 October 1999
                       US$400,000                             1 November 1999
                       US$400,000                             1 December 1999".

3. In Clause 3.1 of the Agreement, the words "during the Initial Period advertising spots on the US Channel as per the attached Schedule 2 (the "US Inventory")" shall be and are hereby deleted in their entirety and replaced with the words "during the period commencing upon 31 January 2000 and ending on 31 July 2000 advertising spots on the US Channel up to the value of one million United States Dollars ("the US Inventory")".

4. The first sentence of Clause 3.3 of the Agreement shall be and is hereby deleted in its entirety and replaced with the following:

                  "In consideration of the sale of the US Inventory, BHL shall pay to CNBC Sports the sum of one million United States Dollars (US$l,000,000) which shall be paid to and received by CNBC Sports in full and in cleared funds by not later than
                  15.00 hours (London time) on 15th November 1999."


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5.       In Clause 4.1 of the Agreement, the words "on July 1st, 1999, August
         1st, 1999 and September 1st 1999" shall be and are hereby deleted and replaced with the words "on 1st November 1999, 1st December 1999 and 7th January 2000".

6. Provided that CNBC Sports has received in full and in cleared funds by not later than 15.00 hours (London time) on 3 September 1999 the sum of three hundred thousand United States Dollars (US$300,000) (comprising the first two installments set forth in paragraph 2 above) in consideration of the sale of the Non-US Inventory and provided further that BHL has performed its obligations under and in accordance with paragraph 10 below, CNBC Sports shall not later than 10 September 1999 execute and deliver to BHL a letter in the form attached as Schedule 1 to this letter agreement. For the avoidance of doubt, nothing contained in this paragraph shall discharge or relieve Focused Media or BHL in any way from any of their respective obligations under the Agreement.

7. All capitalised words and expressions used in this letter agreement and defined in the Agreement shall, when used in this letter agreement, have the same meaning as in the Agreement.

8.       The existing Clause 12 of the Agreement shall be re-numbered as Clause
         12.1 and the heading of the said Clause 12 shall be changed to read "TAXES AND INTEREST". The following shall be and is hereby added as a new Clause 12.2:

         "12.2 If Focused Media or BHL fails to pay to CNBC Sports any sum which is due to CNBC Sports under the Agreement on the due date for payment of such sum, then without prejudice to any of CNBC Sports' other rights and remedies Focused Media or (as the case may be) BHL shall pay to CNBC Sports interest on such amount at 3% above National Westminster Bank plc's base rate from time to time in force. Such interest shall accrue from day to day on such sum from the due date for payment until the actual date of payment and shall accrue both before and after the date of any judgment."

9. Without prejudice to and without detracting in any way from any of the obligations of Focused Media and/or BHL under the Agreement (as amended by this letter agreement) which fall due to be performed after the date of this letter agreement, CNBC Sports hereby waives any claim which it may have against Focused Media and/or BHL as a result of any failure by Focused Media and/or BHL to pay to CNBC Sports any sum which has become due to CNBC Sports under the Agreement prior to the date of this letter agreement.

10. Not later than 3 September 1999 BHL shall (a) procure that its directors shall pass at a duly convened and held meeting of its board of directors resolutions in the form attached as Schedule 2 to this letter agreement and (b) deliver to CNBC Sports a copy of such resolutions certified by its attorney to be a true copy of the original BHL acknowledges that CNBC Sports is entering into this letter agreement in reliance upon such resolutions being valid and effective.

11. Save as hereby expressly amended, the Agreement shall continue in full force and effect unamended.


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12.      This letter agreement shall be governed by and construed in all respects in accordance with English law.

Please signify your agreement to and acceptance of the foregoing by signing and returning to us the enclosed duplicate of this letter agreement.

Yours faithfully

/s/ [ILLEGIBLE]
---------------------------------------
for and on behalf of
CNBC SPORTS INTERNATIONAL LIMITED



Agreed and Accepted:                      Agreed and Accepted:


------------------------------------      ------------------------------------
duly authorised for and on behalf of      duly authorised for and on behalf of
FOCUSED MEDIA LIMITED                     BEVERLEY HILLS LTD., INC